EXHIBIT 21.1


                           SUBSIDIARIES OF THE COCA-COLA COMPANY
                                  AS OF DECEMBER 31, 1995
                                                                Organized    Percentages
                                                                 Under       of Voting
                                                                 Laws of:       Power
                                                                ----------   -----------
The Coca-Cola Company                                           Delaware
   Subsidiaries consolidated, except as noted:

   Barq's, Inc.                                                 Mississippi     100
   Bottling Investments Corporation                             Delaware        100
      ACCBC Holding Company                                     Georgia         100
   Caribbean International Sales Corporation, Inc.              Nevada          100
   Caribbean Refrescos, Inc.                                    Delaware        100
   Carolina Coca-Cola Bottling Investments, Inc.                Delaware        100
   Coca-Cola Financial Corporation                              Delaware        100
   Coca-Cola Interamerican Corporation                          Delaware        100
      Montevideo Refrescos, S.A.                                Uruguay          55.53
      INTI S.A. Industrial y Comercial                          Argentina        78.70
   Coca-Cola Overseas Parent Limited                            Delaware        100
      Coca-Cola Holdings (Overseas) Limited                     Delaware and    100
                                                                 Australia
   Coca-Cola South Asia Holdings, Inc.                          Delaware        100
   CTI Holdings, Inc.                                           Delaware        100
      55th & 5th Avenue Corporation                             New York        100
   The Coca-Cola Export Corporation                             Delaware        100
      Atlantic Industries Limited                               Cayman Islands  100
         Coca-Cola Bevande Italia S.r.l.                        Italy           100
            Azienda Bevande di Gaglianico-ABEG-S.r.l.           Italy           100
            Societa Bevande Meridionale-SOBEM S.r.l.            Italy           100
         Maksan Manisa Mesrubat Kutulama Sanayi A.S.            Turkey          100
      Barlan, Inc.                                              Delaware        100
         Coca-Cola Production S.A.                              France          100
         Varoise de Concentres S.A.                             France          100
            Coca-Cola Beverages S.A.                            France          100
            Coca-Cola G.m.b.H.                                  Germany         100
               Coca-Cola Erfrischungsgetraenke G.m.b.H.         Germany         100
               Coca-Cola Rhein-Ruhr G.m.b.H.                    Germany         100
         Societa Imbottigliamento Bevande Roma-Siber-S.P.A.     Italy           100
      Beverage Products, Ltd.                                   Delaware        100
         S.A. Coca-Cola Beverages Belgium N.V.                  Belgium         100
      Coca-Cola de Argentina S.A.                               Argentina       100
         Cican S.A.                                             Argentina       100
         Complejo Industrial PET S.A.                           Argentina       100
      Coca-Cola Ges.m.b.H.                                      Austria         100
      Coca-Cola Industrias Ltda.                                Brazil          100
         Recofarma Industria do Amazonas Ltda.                  Brazil          100
      Coca-Cola Ltd.                                            Canada          100
         Coca-Cola Foods Canada Inc.                            Canada          100
      Coca-Cola (Japan) Company, Limited                        Japan           100
      Coca-Cola Korea Company, Limited                          Korea           100
      Coca-Cola Nigeria Limited                                 Nigeria         100
      Coca-Cola Refrescos Holding C.A.                          Venezuela       100
      Conco Limited                                             Cayman Islands  100

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


                           SUBSIDIARIES OF THE COCA-COLA COMPANY
                                  AS OF DECEMBER 31, 1995

continued from page 1
                                                                Organized    Percentages
                                                                 Under       of Voting
                                                                 Laws of:       Power
                                                                ----------   -----------
      International Beverages                                   Ireland         100
         Coca-Cola Refreshments Moscow                          Russia          100
      Minute Maid SA                                            Switzerland     100
      Refreshment Product Services, Inc.                        Delaware        100
         Coca-Cola de Colombia, S.A.                            Colombia        100
         Coca-Cola Holdings (Nederland) B.V.                    Netherlands     100
         Coca-Cola Holdings (United Kingdom) Limited            England         100
      The Inmex Corporation                                     Florida         100
         Servicios Integrados de Administracion                 Mexico          100
          y Alta Gerencia, S.A. de C.V.


Other subsidiaries whose combined size is not significant:
  Thirteen domestic wholly owned subsidiaries consolidated
  Ninety-two foreign wholly owned subsidiaries consolidated
  Ten foreign majority-owned subsidiaries consolidated




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